UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 24, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously reported, on April 7, 2016, Navidea Biopharmaceuticals, Inc. (the “Company”) received a notice from Capital Royalty Partners II L.P., as Secured Party and as Control Agent, Capital Royalty Partners II – Parallel Fund “A” L.P., as Secured Party, and Parallel Investment Opportunities Partners II L.P., as Secured Party (collectively, “CRG”), pursuant to the Term Loan Agreement, dated May 8, 2015, as amended by Amendment 1 to Term Loan Agreement, dated as of December 23, 2015 (as amended, the “Loan Agreement”), by and among the Company, the subsidiary guarantors from time to time party thereto and CRG. In the notice, CRG claimed that certain Events of Default, unrelated to repayment terms, had occurred under the Loan Agreement and that CRG, as a result, was entitled to certain remedies set forth in the Loan Agreement.

On April 28, 2016, the Company received a further notice from CRG informing the Company that CRG commenced exercising its remedies, including with respect to cash collateral. In that regard, CRG informed the Company that it had delivered notices to exercise control of the Company’s accounts pursuant to the blocked account control and pledge collateral account control agreements with CRG. On May 2, 2016, the Company sought a temporary restraining order in Harris County Court, Texas, enjoining CRG from causing any further “freeze” of the Company’s accounts and requiring CRG to restore the accounts to the position they were in prior to CRG’s April 28, 2016 acts, pending a more complete review of the Company’s and CRG’s positions in the lawsuit. On May 19, 2016, a hearing was held and on May 24, 2016, the court denied the Company’s request for temporary injunctive relief.

The Company is maintaining its position that the alleged claims do not constitute Events of Default under the Loan Agreement and intends to vigorously defend against these claims. The Company continues to evaluate its options, including the possible assertion of counterclaims.

The Company has set up alternative banking arrangements so that it may continue to function during the pendency of this case. While the Company expects CRG to attempt to gain and exercise control over these alternative banking arrangements, the Company believes that it has defenses against such actions. The Company is also continuing its efforts to obtain alternative financing arrangements in order to refinance the CRG debt. While the Company believes that the actions of CRG are a violation of the Loan Agreement, there can be no assurance that CRG will not prevail in exercising control over any banking arrangements that the Company creates or that the Company will be able to refinance the CRG debt.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, ability to repay debt, the outcome of the CRG litigation, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 24, 2016	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer